EXHIBIT 23.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3, No.
333-3314) and related Prospectus of Mariner Health Group, Inc. for the registration of 1,029,255 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1994, with respect to the consolidated financial statements of Pinnacle Care Corporation, which report appears in Mariner Health Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, as amended, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Nashville, Tennessee
February 11, 1997